Exhibit 10.30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TEMPUS AI, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT TEMPUS AI, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment No. 1 to Strategic Collaboration Agreement

This Amendment No. 1 to the Strategic Collaboration Agreement (“Amendment”) is made by and between GlaxoSmithKline LLC (“GSK”) and Tempus AI, Inc. (“Tempus”) and amends the Strategic Collaboration Agreement between the Parties with an effective date of August 1, 2022 (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings provided in the Agreement.

Background

Tempus and GSK have agreed to revise the terms of the Agreement to extend the Initial Term. Accordingly, the Parties have agreed to amend the Agreement as set forth below.

Agreement

In consideration of the mutual promises described below, the Parties agree as follows:

1.	Term. Section 10 of the Agreement shall be deleted in its entirety and replaced with the following new Section 10:

This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the Parties (either in its entirety, including all Task Orders then in effect by terminating such Task Orders, or with respect to one or more Task Orders(s) by terminating such Task Order(s)) or pursuant to Section 11 below, the term of this Agreement shall continue in effect until December 31, 2027 (“Initial Term”). Thereafter, GSK shall have the option to renew this Agreement for an additional three (3) year term (the “Renewal Term”, and together with the Initial Term, the “Term”) by providing Tempus with written notice of renewal at least ninety (90) days prior to the end of the Initial Term. Notwithstanding the foregoing, the term of each Task Order (including any Task Order entered into pursuant to Section 24.5(i)) shall commence as of the applicable Task Order Effective Date set forth on the applicable Task Order and this Agreement shall remain in effect with respect to such Task Order until the earlier of (a) the completion of the Activities to be performed pursuant to the applicable Task Order, or (b) the termination of such Task Orders pursuant to Section 11 (each, a “Task Order Term”), notwithstanding any termination or expiration of this Agreement pursuant to the first two (2) sentences of this Section 10.

2.	Payments.

a.	Section 24.2(ii) of the Agreement shall be deleted in its entirety and replaced with the following new Section 24.2(ii):

For purposes of this Section 24.2, the “Initial Funding Term” shall mean the period commencing on the first day of the first calendar quarter beginning after the occurrence of the Quarterly Funding Trigger (the “Trigger Date”) and ending on December 31, 2027. The “Funding Term” shall mean the Initial Funding Term and any Additional Funding Term pursuant to Section 24.3.

b.	Section 24.2(iv) of the Agreement shall be deleted in its entirety and replaced with the following new Section 24.2(iv):

During the Initial Funding Term, the Quarterly Funding Payment shall be an amount equal to [***]. The amount of the Quarterly Funding Payment shall be subject to adjustment pursuant to Section 24.4 and in no event shall any Quarterly Funding Payment exceed [***] during the Funding Term. The Parties anticipate that the Service Fees may be accrued annually on the following approximate schedule: $[***] in 2022, $[***] in 2023, $[***] in 2024, $[***] in 2025, $[***] in 2026 and $[***] in 2027;

provided, that the foregoing schedule shall not impose any commitment or obligation on the part of GSK to incur any Service Fees in accordance with any such timeline or schedule (except as otherwise expressly set forth in this Agreement) and GSK shall have the sole discretion to determine the accrual of any such Service Fees, subject to Section 24.2(v) below.

c.	Section 24.3 of the Agreement shall be deleted in its entirety and replaced with the following new Section 24.3:

If GSK elects, in its sole discretion, at any time prior to the end of the Term, to extend the Term for an additional three (3) years in accordance with Section 10 (the “Additional Funding Term”), then GSK shall make an aggregate amount of Quarterly Funding Payments during the Additional Funding Term initially equal to One Hundred Twenty Million Dollars ($120,000,000) (such amount, as may be adjusted pursuant to Section 24.4, the “Additional Funding Commitment”) and the Quarterly Funding Payment for each calendar quarter during the Additional Funding Term shall initially be equal to [***], subject, in each case, to adjustment pursuant to Section 24.4.

3.

Incorporation. Except as otherwise provided in this Amendment, all terms and conditions previously set forth in the Agreement will remain in effect as set forth in the Agreement. If this Amendment and the Agreement are inconsistent, the terms and provisions of this Amendment will supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purposes of this Amendment.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Delaware, USA, without reference to conflicts of law principles.

This Amendment is effective as of the later date of signature below.

GlaxoSmithKline LLC		Tempus AI, Inc.

By:	/s/ [***]	By:	/s/ Ryan Bartolucci
Name:	[***]	Name:	Ryan Bartolucci
Title:	[***]	Title:	CAO
Date:	20-May-2024	Date:	14-May-2024